HealthEquity Reports Year-End Sales Metrics
HSA Assets of $11.5 billion, up 43% year-over-year, Total Accounts up 8.2 million
Draper, Utah – February 18, 2020 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced Total Accounts and HSA Assets as of its fiscal year ended January 31, 2020.
The total number of HSAs for which it serves as a non-bank custodian as of January 31, 2020 was 5.3 million, an increase of 34%, from 4.0 million as of January 31, 2019. The Company closed its fiscal year 2020 with 12.8 million Total Accounts, an increase of 180%, from 4.6 million as of January 31, 2019. HSA Assets grew to $11.5 billion as of January 31, 2020, an increase of 43% from $8.1 billion a year earlier.
“Our newly expanded footprint began to drive year-end sales results, including a remarkable record setting 724,000 new HSA openings and 24 additional network partners in fiscal 2020,” said Jon Kessler, President and CEO of HealthEquity. “HSAs topped 5.3 million and Total Accounts reached 12.8 million. We enter fiscal 2021 with our largest balance of HSA assets ever, as they grew by $3.4 billion in fiscal 2020. We are well positioned to continue outpacing the market and providing remarkable purple service to our partners and members in fiscal 2021 and beyond.”
Total Accounts (unaudited)

			% change from
(in thousands, except percentages)	January 31, 2020	January 31, 2019	2019 to 2020
HSAs	5,344	3,994	34%
Average HSAs - Year-to-date	4,517	3,608	25%
Average HSAs - Quarter-to-date	5,179	3,813	36%
New HSAs from Sales - Year-to-date	724	674	7%
New HSAs from Acquisitions - Year-to-date	757	5	n/a
New HSAs from Sales - Quarter-to-date	379	341	11%
Active HSAs	4,348	3,241	34%
HSAs with investments	220	163	35%
CDBs	7,437	572	n/a
Total Accounts	12,781	4,566	180%
Average Total Accounts - Year-to-date	8,013	4,194	91%
Average Total Accounts - Quarter-to-date	12,603	4,402	186%
HSA Assets (unaudited)

			% change from
(in millions, except percentages)	January 31, 2020	January 31, 2019	2019 to 2020
HealthEquity HSA cash (custodial revenue) (1)	$7,244	$6,428	13%
WageWorks HSA cash (custodial revenue) (2)	1,057	—	n/a
WageWorks HSA cash (no custodial revenue) (3)	383	—	n/a
Total HSA cash	8,684	6,428	35%
HealthEquity HSA investments (custodial revenue) (1)	2,495	1,670	49%
WageWorks HSA investments (no custodial revenue) (3)	362	—	n/a
Total HSA investments	2,857	1,670	71%
Total HSA Assets	11,541	8,098	43%
Average daily HealthEquity HSA cash - Year-to-date	6,523	5,586	17%
Average daily HealthEquity HSA cash - Quarter-to-date	$6,788	$5,837	16%
(1) HSA Assets administered by HealthEquity that generate custodial revenue
(2) HSA Assets administered by WageWorks that generate custodial revenue
(3) HSA Assets administered by WageWorks that do not currently generate custodial revenue

Business outlook
For the year ended January 31, 2020, the Company revised its previously provided outlook as follows:
•Revenue in the range of $530 million and $532 million;
•Net income in the range of $39 million and $41 million;
•Adjusted EBITDA in the range of $194 million and $196 million;
•Non-GAAP net income in the range of $117 million and $119 million; and
•Non-GAAP net income per diluted share range between $1.71 and $1.73.
Our non-GAAP net income is calculated by adding back to net income amortization of acquired intangible assets, stock-based compensation expense, and integration and acquisition-related costs, net of an estimated statutory tax rate of 24%, subtracting the excess tax benefits due to the adoption of Accounting Standards Update ("ASU") 2016-09, and adjusting for gains and losses on marketable equity securities, net of an estimated statutory tax rate of 24%. Non-GAAP net income per diluted share outlook is based on an estimated 68.5 million diluted weighted-average shares outstanding.
The Company also provided fiscal year 2021 revenue guidance in the range of $812 million to $820 million.
A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial table at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, February 18, 2020 to discuss the fiscal 2020 sales metrics. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 3450549. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
About HealthEquity
HealthEquity administers Health Savings Accounts (HSAs) and other consumer-directed benefits for our more than 12 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks with our business in an efficient and effective manner;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;

•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, investment advisor and other laws applicable to our business;
•our reliance on partners and third party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com
Reconciliation of net income outlook to Adjusted EBITDA outlook

Outlook for the year ending
(in millions)	January 31, 2020
Net income	$39 - 41
Interest income	~(6)
Interest expense	~25
Income tax provision (benefit)	~3
Depreciation and amortization	~20
Amortization of acquired intangible assets	~35
Stock-based compensation expense	~30
Merger integration expenses	~32
Acquisition costs	~41
Gain on marketable equity securities	~(28)
Other	~3
Adjusted EBITDA	$194 - 196

Reconciliation of net income outlook to non-GAAP net income outlook and non-GAAP net income per diluted share outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2020
Net income	$39 - 41
Amortization of acquired intangible assets, net of tax (1)	~26
Stock-based compensation expense, net of tax (1)	~23
Excess tax benefit due to adoption of ASU 2016-09	~(5)
Merger integration expenses, net of tax (1)	~24
Acquisition costs, net of tax (1)	~31
Gain on marketable equity securities, net of tax (1)	~(21)
Non-GAAP net income	$117 - 119

Diluted weighted-average shares used in computing GAAP and Non-GAAP per share amounts	68.5
Non-GAAP net income per diluted share (2)	$1.71 - 1.73
(1) The Company used an estimated statutory tax rate of 24% to calculate the net impact of the expense.
Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Active HSA member	An HSA member that (i) is associated with a Network Partner or a Client, in each case as of the end of the applicable period; or (ii) has held a custodial balance at any point during the previous twelve month period.
CDB member	Consumers with CDBs that we serve.
Total HSA Assets	HSA members' deposits with our federally-insured custodial depository partners and custodial cash deposits invested in an annuity contract with our insurance company partner. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.
Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Pre-funds held on behalf of our Clients to facilitate administration of our CDBs
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, gains and losses on marketable equity securities, acquisition and integration-related costs, and other certain non-operating items.
Non-GAAP net income	Calculated by adding back to net income amortization of acquired intangible assets, stock-based compensation expense, and integration and acquisition-related costs, net of an estimated statutory tax rate, subtracting the excess tax benefits due to the adoption of ASU 2016-09, and adjusting for gains and losses on marketable equity securities, net of an estimated statutory tax rate.
Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.